Exhibit 10.1

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of June 1, 2007, by and among WIRELESS FACILITIES, INC., a Delaware corporation, in its capacity as the holder of the Junior Note referenced below (including its successors and assigns in such capacities, the “Junior Noteholder”), BANK OF AMERICA, N.A., in its capacity as agent (in such capacity, together with its successors and assigns in such capacity, the “Senior Agent”) for the Senior Lenders referenced below and LCC INTERNATIONAL, INC., a Delaware corporation (the “Company”) and the other Loan Parties (defined below) from time to time party hereto.

RECITALS

WHEREAS, the Senior Lenders have made credit accommodations available to the Loan Parties pursuant to the terms and provisions of that certain Amended and Restated Credit Agreement dated as of May 29, 2007 among the Senior Lenders, the Senior Agent and the Loan Parties from time to time party thereto (as amended, modified, restated, supplemented or refinanced from time to time, the “Senior Credit Agreement”);

WHEREAS, in connection with the acquisition contemplated by the Senior Credit Agreement, the Company has issued to the Junior Noteholder a promissory note, dated as of the date hereof, a copy of which is attached hereto as Exhibit A (the “Junior Note”); and

WHEREAS, as a condition precedent to the Senior Lenders making extensions of credit under the Senior Credit Agreement to finance the WFI Acquisition (as defined in the Senior Credit Agreement), the Senior Lenders have required the execution and delivery of this Agreement by the Junior Noteholder and the Loan Parties, in order to set forth the relative rights and priorities of the Senior Lenders and the Junior Noteholder in respect of the indebtedness under the Senior Credit Agreement and the Junior Note, respectively.

NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Senior Credit Agreement. In addition, for purposes of this Agreement, the following terms used herein shall have the following meanings:

“Collateral” shall mean all real and personal property of the Loan Parties.

“Enforcement Action” shall mean any action (other than an action for specific performance (but no other remedy) against the Company to enforce the Company’s obligation to issue common stock as payment-in-kind in respect of interest payments) whether legal, equitable, judicial, non-judicial or otherwise to enforce or attempt to enforce any right or remedy available to the Junior Noteholder under the Junior Note or any applicable law or to collect or receive any amounts under the Junior Note including, without limitation, any action taken by the Junior Noteholder to (a) repossess, replevy, attach, garnish, levy upon, collect the proceeds of, foreclose or realize any Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, any Collateral, whether by judicial action, under power of sale, by self-help repossession, by set-off, by notification to account obligors of any Loan Party, or otherwise, or (b) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, including, without limitation, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by the Senior Agent or any Senior Lender of any of its rights or remedies with respect to the Collateral under or in connection with the Loan Documents or otherwise available to the Senior Agent or any Senior Lender under applicable law, or (c) commence or join with any other Person in commencing any Proceeding in connection with any Loan Party or any of its or their assets or properties or the Junior Debt, or (d) accelerate payment of the outstanding amount of the Junior Note.

“Junior Debt” shall mean and include all debt, liabilities and obligations of each Loan Party to the Junior Noteholder under or in respect of the Junior Note, as amended, modified, restated or supplemented from time to time, whether now or hereafter created, incurred or arising, and however made or incurred, and whether direct or indirect, absolute or contingent, due or to become due, joint or several, or secured or unsecured, including all principal, interest (whether cash or pay in kind), fees, charges, expenses, attorneys’ fees, and other amounts owing by any Loan Party to the Junior Noteholder under the Junior Note or otherwise.

“Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement or other encumbrance.

“Loan Documents” shall mean the Loan Documents, as defined in the Senior Credit Agreement.

“Loan Parties” means the Company, each Person identified as a “Loan Party” on the signature pages hereto and each other Person that joins as a “Guarantor” under the Senior Credit Agreement, together with their successors and permitted assigns.

“Paid in Full” and “Payment in Full” shall mean, with respect to the Senior Debt, that: (a) all of the Senior Debt (other than contingent indemnification obligations not yet asserted) have been paid, performed or discharged in full (with all such debt consisting of monetary or payment obligations having been paid in full in cash or cash equivalents acceptable to the Senior Lenders and, with respect to all letters of credit outstanding thereunder, such letters of credit having been secured by cash collateral or backstop letters of credit acceptable to the Senior Agent and the Senior Lenders) and (b) no Person has any further right to obtain any loans or other extensions of credit under the documents relating to the Senior Debt.

“Proceeding” shall mean any (a) insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Loan Party or any of their respective properties, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, including, without limitation, under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) as now or hereafter in effect, or any successor thereto, (b) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of any Loan Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of any Loan Party or (d) other marshaling of the assets of any Loan Party.

“Senior Debt” shall mean and include all indebtedness, obligations and liabilities of any Loan Party to the Senior Lenders, whether now or hereafter created, incurred or arising, and whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, or joint or several that arise under the Loan Documents, including without limitation all Obligations, including any amendments, modifications, supplements, increases or refinancings thereof; provided, that the principal amount of the Loans under the Senior Credit Agreement in excess of $40,000,000 (if any), and interest and fees in connection with such excess principal amount of Loans, shall be not be considered Senior Debt for purposes of this Agreement.

“Senior Lenders” means any holder of all or part of the Senior Debt, including the Senior Agent, and each of their respective affiliates, successors and assigns, and such Persons shall be referred to collectively as the “Senior Lenders”.

Section 2.	Subordination.

(a)           The Junior Debt shall be subordinate and junior in right of payment to the prior performance, satisfaction and Payment in Full of all Senior Debt, to the extent and in the manner provided for in this Agreement, and the Junior Noteholder, by acceptance of the Junior Note whether upon original issuance, transfer, assignment or exchange, agrees to be bound by the provisions of this Agreement.

(b)           Notwithstanding any provision of the Junior Note to the contrary and in addition to any other limitations set forth herein, no payment (whether made in cash, securities or other property) of principal, interest or any other amount due with respect to the Junior Note shall be made or received until all of the Senior Debt is Paid in Full; provided that the Company may make and the Junior Noteholder may receive (i) scheduled quarterly payments of interest in cash on the Junior Note so long as (A) no Default or Event of Default under the Senior Credit Agreement exists or would result therefrom and (B) after giving effect to such payments, the Consolidated Fixed Charge Coverage Ratio (as calculated on a Pro Forma Basis) would be at least 1.05 to 1.0, (ii) so long as no Default or Event of Default under the Senior Credit Agreement exists or would result therefrom, payment of all (but not less than all) of the outstanding principal and accrued interest on the Junior Note with cash proceeds from the issuance of other Subordinated Debt, (iii) so long as no Default or Event of Default under the Senior Credit Agreement exists or would result therefrom, payment of any of the outstanding principal and accrued interest on the Junior Note with cash proceeds from Equity Issuances of the Company occurring after the Closing Date, and (iv) any “payments in kind” (including payments made with common capital stock of the Company but not any payments in cash) in respect of the Junior Note as in effect on the date hereof.

(c)           Each Loan Party covenants and agrees not to make or permit or cause any other Person to make, and the Junior Noteholder agrees not to receive or collect or permit to be received or collected, directly or indirectly, any payment on or with respect to the Junior Debt unless such payment is expressly permitted under this Agreement.

(d)           The Junior Noteholder agrees that the Junior Note will at all times bear a legend indicating (i) that such promissory note is subject to this Agreement and (ii) that each holder of such promissory note, by accepting such note, agrees to be bound by the provisions of this Agreement.

Section 3.	Acknowledgement of Junior Noteholder / Junior Note Unsecured.

(a)           Acknowledgment of Validity of Senior Debt / Liens. The Junior Noteholder hereby agrees that in no event shall the Junior Noteholder institute, encourage, or join as a party in the institution of, or assist in the prosecution of, any action, suit or other proceeding (including any contested matter in any proceeding) seeking a determination that the Senior Debt (or any payment thereof) is invalid, unenforceable or avoidable, or that any Lien in favor of the Senior Agent or any Senior Lender in any of the Collateral is invalid, unenforceable, unperfected or avoidable, or is or should be subordinated to the interests of any Person.

(b)           No Liens by Junior Noteholder. Until the Senior Debt shall be Paid in Full, the Junior Noteholder shall not seek to obtain, and shall not take, accept, obtain or have, any Lien in any asset or property of any Loan Party or any other Person as security for the Junior Note, or any part thereof, and, if and to the extent that any such Lien at any time exists in favor of the Junior Noteholder, such Liens are hereby subordinated to all Liens now or hereafter existing, for the benefit of or in favor of the Senior Lenders or any of their Affiliates or their successors or assigns granted or given by any Loan Party or any of its or their Affiliates, successors or assigns to secure the Senior Debt, or any part thereof, notwithstanding the date or order of attachment, creation, effectiveness or perfection of any of the foregoing or the provision of any applicable law or otherwise. The Junior Noteholder represents that, as of the date hereof, the Junior Noteholder has not taken or accepted any Lien in any asset or property of any Loan Party or any other Person to secure the Junior Note.

Section 4.            Exercise of Remedies. The Junior Noteholder shall not take any Enforcement Action with respect to any Junior Debt until 180 days after the Senior Debt has been Paid in Full. If the Junior Noteholder initiates any Enforcement Action in violation of the terms of this Agreement, the Senior Agent may intervene and interpose the agreement of the Junior Noteholder contained herein as a defense thereto and shall be entitled to specific performance of the terms hereof.

Section 5.           Turnover of Payments. If any payment, distribution or security (except for payments permitted under Section 2(b) hereof) or any proceeds of thereof, shall be collected or received by the Junior Noteholder in respect of the Junior Note in contravention of any of the terms of this Agreement, then the Junior Noteholder will hold such payment, distribution or security in trust for the benefit of the Senior Lenders and will forthwith deliver such payment, distribution, security or proceeds to the Senior Agent to be applied to the Senior Debt. If, at any time after Payment in Full of the Senior Debt, any payments of the Senior Debt must be disgorged by the holders thereof for any reason (including, without limitation, the bankruptcy of any Loan Party), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the Junior Noteholder shall immediately pay over all payments received with respect to the Junior Debt (to the extent that such payments would have been prohibited hereunder) to the Senior Agent to be applied to the applicable Senior Debt.

Section 6.            Waivers and Agreements of Junior Noteholder. The Junior Noteholder hereby waives any defense based on the adequacy of a remedy at law or equity which might be asserted as a bar to the remedy of specific performance of the terms of this Agreement in any action brought therefor by the Senior Lenders.

Section 7.            Bankruptcy or Other Proceeding. If there shall occur any Proceeding (a) the Senior Lenders shall be entitled to receive Payment in Full of the Senior Debt before the Junior Noteholder shall be entitled to receive any payment or distribution, whether in cash, securities or other property, in respect of any amounts due with respect to the Junior Debt at the time outstanding, and (b) any payment or distribution, whether in cash, securities or other property payable or deliverable in respect of the amounts due under or with respect to the Junior Debt shall be paid or delivered, to the extent of the unpaid balance of the Senior Debt, directly to the Senior Agent. In the event of any proceedings in connection with a Proceeding, the Senior Agent and the Senior Lenders shall be entitled to rely upon this Agreement, which the parties acknowledge is enforceable in accordance with its terms upon the occurrence of any Proceeding, and shall have the right to prove, in addition to their claims on account of the Senior Debt, their claims hereunder in any such proceeding, so as to establish their rights hereunder and to receive directly from any receiver, trustee or other court officer or custodian’ distributions of any sort which would otherwise be payable on account of the Junior Debt.

Section 8.	Amendments.

(a)           Amendments to Loan Documents. The Junior Noteholder hereby agrees that nothing contained in this Agreement, the Junior Note or in any other agreement or instrument binding upon any of the parties hereto shall in any manner limit or restrict the ability of the Senior Agent or the Senior Lenders from increasing, or changing the terms of, the loans under the Loan Documents, or otherwise waiving, amending or modifying any of the terms and conditions of the Loan Documents, in such manner as the Senior Agent and the Senior Lenders and the Loan Parties shall mutually determine; provided, that the Senior Lenders shall not enter into any amendment of the Loan Documents that would extend the maturity date of all or any portion of the Senior Credit Agreement beyond November 30, 2012 without the prior written consent of the Junior Noteholder. The Junior Noteholder hereby further agrees that no waivers, amendments, modifications or compromises, or any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by the Senior Agent or the Senior Lenders to the Loan Parties from time to time shall in any manner affect or impair the subordination established by this Agreement.

(b)           No Amendment to the Junior Note. So long as the Senior Debt has not been Paid in Full, neither the Loan Parties nor the Junior Noteholder shall enter into any amendment to or modification of the Junior Note without the prior written consent of the Senior Agent, other than any interim or post-closing purchase price adjustments pursuant to Sections 3.3.1 and 3.3.2 of that certain Asset Purchase Agreement dated as of May 29, 2007 by and between the Company and the Junior Noteholder or any offsets pursuant to Section 11.5 of such agreement.

(c)           Amendments to this Agreement. Neither this Agreement nor any of the terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by the Senior Agent and the Junior Noteholder. Any obligation of the Junior Noteholder and any remedy of the Senior Agent and the Senior Lenders herein may be waived or amended by the written agreement of the Senior Agent and the Junior Noteholder without approval of joinder by the Loan Parties or any other Person.

Section 9.            No Prejudice or Impairment. The provisions of this Agreement are solely for the purposes of defining the relative rights of the Senior Agent (for the benefit of the Senior Lenders) and the Junior Noteholder, and (subject to Section 14 hereof) no Person other than the Senior Agent, the Senior Lenders and the Junior Noteholder shall have the right to enforce any provision hereof. Nothing herein shall impair or prevent the Senior Agent or the Senior Lenders from exercising all rights and remedies otherwise permitted by applicable law upon default under the Loan Documents. The right of the Senior Agent or the Senior Lenders to enforce any provision of this Agreement shall not at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act by the Senior Agent or any Senior Lender or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Loan Documents or the Junior Note, regardless of any knowledge thereof which the Senior Agent or any Senior Lender may have or be otherwise charged with. Nothing herein shall impair, as between each Loan Party and the Junior Noteholder, the obligation of such Loan Party to pay to the Junior Noteholder the principal of and interest on the Junior Note as and when the same shall become due in accordance with its terms, subject, however, to the provisions of this Agreement.

Section 10.          Representations and Warranties. Each of the parties hereto hereby represents and warrants that (a) it has full power, authority and legal right to make and perform this Agreement, and (b) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 11.          Representations and Warranties of the Junior Noteholder. The Junior Noteholder represents and warrants to the Senior Agent for the benefit of the Senior Lenders that:

(a)           it has not relied and will not rely on any representation or information of any nature made by or received from the Senior Agent or the Senior Lenders in deciding to execute this Agreement;

(b)           all terms and provisions relating to the Junior Note, including, without limitation, the computation of the interest and principal due under the Junior Note, are set forth solely in the Junior Note and there are no other amounts, payment or other obligations in respect of the Junior Note (other than those reflected in the Junior Note) owing to the Junior Noteholder by or from any Loan Party;

(c)           a true correct and complete copy of the Junior Note is attached hereto as Exhibit A and no part of the amounts owing under the Junior Note are evidenced by any instrument of writing except the Junior Note;

(d)           the Junior Note is in full force and effect and, have not been amended, modified, terminated or supplemented; and

(e)           it is the legal and beneficial direct owner of its respective Junior Note free and clear of all Liens and, as of the date hereof, has not transferred, sold, pledged, encumbered, assigned or otherwise disposed of such Junior Note or any part thereof.

Section 12.          Covenants. Until Payment in Full of the Senior Debt, except as specifically and expressly permitted in this Agreement:

(a)           the Junior Noteholder shall take or cause to be taken such further actions to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered, and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be requested by the Senior Agent in its reasonable discretion in order to fully effectuate the purposes, terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, whether before, at or after the performance of the transactions contemplated hereby or the occurrence of a Default or Event of Default under (and as defined in) the Loan Documents;

(b)           the Junior Noteholder and the Loan Parties shall notify the Senior Agent in writing promptly of any default or breach by any Loan Party under the Junior Note or of the Loan Parties under this Agreement or of any termination of any Loan Party’s obligations under the Junior Note; provided that any failure to deliver any such notices shall not otherwise affect the subordination provisions or other obligations, agreements or covenants of the Junior Noteholder or the Loan Parties herein; and

(c)           the Junior Noteholder shall not sell, lease, transfer, pledge, encumber, restrict, assign or otherwise dispose of the Junior Note or any interest therein to any Person unless such Person agrees in writing, in form and substance satisfactory to the Senior Agent, to be bound by the terms of this Agreement with respect to such payments, deliveries and issuances and amounts owing to it by the Loan Parties.

Section 13.          Benefit of Agreement. This Agreement shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become a Senior Lender, and such provisions are made for the benefit of each Senior Lender, and each of them may enforce such provisions. Any Person that becomes a Junior Noteholder after the date hereof shall execute and deliver a joinder agreement, in form and substance satisfactory to the Senior Agent, to the other parties hereto.

Section 14.         Successors and Assigns. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and any lender or lenders refinance any of the Senior Debt and their respective successors and assigns. In the event that any Loan Party is refinancing any of the Senior Debt with a new lender, upon the request of the Senior Agent, the Junior Noteholder will enter into a new subordination agreement with such new lender on substantially the terms of this Agreement.

Section 15.          Consent of Loan Parties. Each Loan Party hereby consents to the provisions of this Agreement and subordination provided for herein and agrees that the obligations of the Loan Parties under any Loan Document or the Junior Note shall not in any way be diminished or otherwise affected by such provisions or arrangements. All references to any Loan Party shall include reference to such Loan Party as a debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any Proceeding. Each Loan Party hereby agrees that if for any reason any Subsidiary or any Affiliate of a Loan Party becomes a Loan Party, such Subsidiary or Affiliate shall execute and deliver to the Senior Agent and the Junior Noteholder a supplement hereto in form and substance reasonably satisfactory to the Senior Agent and the Junior Noteholder and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Loan Party party hereto on the date hereof.

Section 16.          Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing (including by telecopier or electronic mail) and shall be deemed to have been duly given and received, for purposes hereof, when (a) delivered by hand or three (3) days after being deposited in the mail, postage prepaid, and (b) in the case of telecopy or electronic mail notice, when sent to the number or address set forth below, addressed as follows:

If to the Senior Agent:	Bank of America, N.A.

8300 Greensboro Dr., Mezzanine Level

McLean, VA 22102-3604

Attention: Jessica Tencza

Email: jessica.tencza@bankofamerica.com

with a copy to:	Moore & Van Allen PLLC

100 North Tryon Street, 47th Floor

Charlotte, NC 28202

Attention: Matt Plyler

Email: mattplyler@mvalaw.com

If to the Junior Noteholder:	Wireless Facilities, Inc.

Attention: James Edwards, Esq.

Bridge Pointe Corporate Center

4810 Eastgate Mall

San Diego, CA 92121

Phone: (858) 228-2000

Fax: (858) 523-5941

Email:  jim.edwards@wfinet.com

with a copy (which shall not

constitute notice) to:	Morrison & Foerster LLP

Attention: Scott M. Stanton, Esq.

12531 High Bluff Drive, Suite 100

San Diego, CA 92130

Phone: (858) 720-5100

Fax: (858) 720-5125

Email:  sstanton@mofo.com

If to a Loan Party:	LCC International, Inc.

Attention: Peter A. Deliso, Esq.

7925 Jones Branch Drive

McLean, VA 22102

Phone: (703) 873-2000

Fax: (703) 873-2900

Email:  PDeliso@lcc.com

with a copy (which shall not

constitute notice) to:	Hogan & Hartson L.L.P.
Attention: Lorraine Sostowski, Esq.
555 13th Street, NW
Washington, DC 200004
Phone: (202) 637-5600
Fax: (202) 637-5910
Email: lsostowski@hhlaw.com

or at such address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

Section 17.          Costs of Enforcement. The Junior Noteholder will pay on demand all reasonable attorneys’ fees and out-of-pocket expenses incurred by the Senior Agent’s and the Senior Lender’s counsel and all reasonable costs incurred by the Senior Agent and the Senior Lenders, including, without limitation, reasonable costs associated with travel on behalf of the Senior Agent and the Senior Lenders, which costs and expenses are directly or indirectly related to the Senior Agent’s or the Senior Lenders’ efforts to preserve, protect, collect, or enforce any of the obligations of the Junior Noteholder and/or any of the terms and conditions of this Agreement (whether or not suit is instituted by or against the Senior Agent or any Senior Lender).

Section 18.          Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 19.         Final Agreement. This Agreement represents the final agreement between the parties hereto with respect to the matters addressed herein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties hereto.

Section 20.          Severability. If any clause or provision of this Agreement operates or would prospectively operate to invalidate this Agreement or any other Loan Document in whole or in part, then such clause or provision only shall be void (as though not contained herein or therein), and the remainder of this Agreement or such other Loan Document shall remain operative and in full force and effect; provided, however, if any such clause or provision pertains to the repayment of any indebtedness hereunder, then the occurrence of any such invalidity shall constitute an immediate Event of Default under the Senior Credit Agreement.

Section 21.	Miscellaneous.

(a)           Governing Law. This Agreement and all documents executed hereunder are governed as to their validity, interpretation, construction and effect by the laws of the State of New York (without giving effect to the conflicts of law rules of New York).

(b)           Forum Selection and Consent to Jurisdiction. Any litigation in connection with or in any way related to this Agreement will be brought and maintained exclusively in the courts of the State of New York or in the United States District Court for the Southern District of New York. The Junior Noteholder and each Loan Party hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final and non-appealable judgment rendered thereby in connection with such litigation. The Junior Noteholder and each Loan Party further irrevocably consents to the service of process by registered or certified mail, postage prepaid, or by personal service within or outside the State of New York. The Junior Noteholder and each Loan Party hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Junior Noteholder or any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, then such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

(c)           Waiver of Jury Trial. The Senior Agent (on behalf of the Senior Lenders), the Junior Noteholder and each Loan Party each hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation (whether as claim, counter-claim, affirmative defense or otherwise) in connection with or in any way related to this Agreement. The Junior Noteholder and each Loan Party acknowledges and agrees (i) that it has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it is a party), and (ii) that it has been advised by legal counsel in connection herewith, and (iii) that this provision is a material inducement for the Senior Agent and each Senior Lender entering into the Loan Documents and funding advances thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

SENIOR AGENT:	BANK OF AMERICA, N.A., in its capacity as Senior Agent By: /s/ Jessica L. Tencza Name: Jessica L. Tencza Title: Vice President

JUNIOR NOTEHOLDER:	WIRELESS FACILITIES, INC. in its capacity as the Junior Noteholder By: /s/ James R. Edwards Name: James R. Edwards Title: Senior Vice President & General Counsel

LOAN PARTIES:

LCC INTERNATIONAL, INC.,

a Delaware corporation

By: /s/ Peter Deliso

Name: Peter Deliso

Title: Senior Vice President, New Ventures

General Counsel and Secretary

LCC WIRELESS SERVICES, INC.,

a Delaware corporation

By: /s/ Peter Deliso

Name: Peter Deliso

Title: Senior Vice President, New Ventures

General Counsel and Secretary

LCC DESIGN SERVICES, L.L.C.,

a Delaware corporation

By: /s/ Peter Deliso

Name: Peter Deliso

Title: Senior Vice President, New Ventures

General Counsel and Secretary

LCC WIRELESS DESIGN SERVICES, LLC,

a Delaware corporation

By: /s/ Peter Deliso

Name: Peter Deliso

Title: Senior Vice President, New Ventures

General Counsel and Secretary